Exhibit 2.1.1

List of Schedules and Exhibits to Asset and Membership Interest Purchase and Sale

Agreement Omitted from this Filing

Exhibits
Exhibit A	Form of Assignment and Bill of Sale
Exhibit B	Form of Membership Interest Assignment
Exhibit C	Form of Blending Patents License
Exhibit D	Form of Software License and Support Agreement
Exhibit E	Form of Transition Services Agreement
Exhibit F	Form of Transloader Patent License
Exhibit G	Seller’s Officer’s Certificate
Exhibit H	Seller’s Secretary’s Certificate
Exhibit I	Seller’s Non-Foreign Person Affidavit
Exhibit J	Buyer’s Officer’s Certificate
Exhibit K	Buyer’s Secretary’s Certificate
Exhibit L	Form of Membership Interest Assignment (MCE Blending, LLC)
Exhibit M	Buckeye Letter Agreement
Exhibit N	Form of Canadian Blending License
Exhibit O	Form of Consulting Agreement
Exhibit P	Form of Employment Agreement
Exhibit Q	Form of Assignment and Assumption Agreement
Exhibit R	Form of Canadian Butane Supply Agreements

Schedules
Schedule 1.1(a)	Seller Officers with “knowledge”
Schedule 1.1(b)	Company Parts and Equipment
Schedule 1.1(c)	Description of Company Real Property
Schedule 1.1(d)	Retained Seller Liabilities
Schedule 3.1(f)	Allocation Statement
Schedule 3.2(a)-1	Combined Inventory Valuation Procedures
Schedule 3.2(a)-2	Combined Inventory Calculation Procedures
Schedule 4.3(m)	Certain Excluded Assets
Schedule 4.3(q)	Butane and Gasoline Held in Connection with Buckeye Letter Agreement
Schedule 5.5(d)	Financial Statement Matters
Schedule 5.8(a)	Company Real Property Matters
Schedule 5.8(b)	Notices Regarding Company Real Property
Schedule 5.9	Litigation
Schedule 5.10	Compliance with Legal Requirements
Schedule 5.11	Governmental Authority Consents
Schedule 5.12	Environmental Matters
Schedule 5.13	Material Permits
Schedule 5.14	Violations under Orders, etc. or Permits
Schedule 5.15(a)	Material Contracts
Schedule 5.15(b)	Defaults under Material Contracts

Schedule 5.16	Tax Matters
Schedule 5.18(b)	Other Intangible Property Necessary to Conduct the Butane Blending Business
Schedule 5.18(d)	Infringement of the Company’s or the Seller’s Intellectual Property
Schedule 5.18(e)	Owned Intellectual Property
Schedule 5.18(i)(iv)	Public Software
Schedule 5.18(k)	Licenses of Intellectual Property by the Company and Seller
Schedule 5.18(l)	Licenses of Intellectual Property to the Company and Seller
Schedule 5.18(o)	Intellectual Property Owned by or Registered to Employees, Consultants or Contractors
Schedule 5.19(a)	Business Employees; Independent Contractors
Schedule 5.19(b)	Other Labor Matters
Schedule 5.20(a)	Seller Employee Benefit Plans
Schedule 7.3	Required Consents
Schedule 7.9(a)	Offered Employees
Schedule 7.9(h)	Benefit Plan Events